Exhibit 3.83

State of Delaware Secretary of State Division of Corporations Delivered 11:02 AM 09/22/2009 FILED 11:02 AM 09/22/2009 SRV 090872794 — 4733253 FILE
STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION
•	First: The name of the limited liability company is Texas Corridor Hospital Company, LLC .

•	Second: The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101 in the City of Dover, DE 19904 County of Kent. The name of its Registered agent at such address is National Registered Agents, Inc.
.

•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) “The latest date on which the limited liability company is to dissolve is .”

•	Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation of Texas Corridor Hospital Company, LLC this 22nd day of September, 2009.

By:	/s/ James H. Spalding
Authorized Person(s)

NAME:	James H. Spalding, Senior Vice President

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State of Delaware Secretary of State Division of Corporations Delivered 04:32 PM 02/18/2010 FILED 04:32 PM 02/18/2010 SRV 100164593 — 4733253 FILE
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
TEXAS CORRIDOR HOSPITAL COMPANY, LLC
     TEXAS CORRIDOR HOSPITAL COMPANY, LLC (hereinafter called the “Company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
1.	The name of the limited liability company is Texas Corridor Hospital Company, LLC.

2.	The Certificate of Formation of the Company is hereby amended by striking the first paragraph thereof and substituting in lieu of said first paragraph the following:

“The name of the limited liability company is Central Texas Corridor Hospital Company, LLC.”
Executed on this 18th day of February, 2010

BY:	VANGUARD HEALTH FINANCIAL COMPANY, LLC,
its Sole Member

BY:	/s/ James H. Spalding James H. Spalding
Senior Vice President